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                                                                       EXHIBIT 5

                                 NationsBank Plaza
                                     Suite 4100
                             600 Peachtree Street, N.E.
                            Atlanta, Georgia  30308-2216

March 26, 1998

EarthLink Network, Inc.
3100 New York Drive
Pasadena, California  91107

               Re:  Registration Statement on Form S-8
                    1995 Stock Option Plan

Ladies and Gentlemen:

               We have served as counsel for EarthLink Network, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 350,000 shares (the "Shares") of common stock, $.01 par value, of the Company, to be issued and sold by the Company to eligible employees, officers and directors of the Company pursuant to the EarthLink Network, Inc., Stock Option Plan (the "Plan").

               We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the grants of securities pursuant to the Plan as we have deemed necessary and advisable.
In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

               We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware.

               Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

               1.   The Shares have been duly authorized; and

               2. Upon the issuance and delivery of the Shares and the receipt of payment therefor as provided in the Plan and as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        /s/ HUNTON & WILLIAMS

                                        HUNTON & WILLIAMS


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